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Exhibit 99.1



FOR IMMEDIATE RELEASE

CONTACT:
--------
Brian W. Boone
Treasurer/Investor Relations
(405) 516-8400


                      LOGIX COMMUNICATIONS ENTERPRISES, INC.

                      ANNOUNCES $30 MILLION IN NEW FINANCING

                     CHANGES IN EXECUTIVE OFFICERS ANNOUNCED


OKLAHOMA CITY - March 16, 2000 - Logix Communications Enterprises, Inc., an integrated communications provider, announced today it has received $30 million in new financing from Dobson CC Limited Partnership, the controlling shareholder of Logix. The funds received from this financing will be used to pay down $10 million of the company's $50 million bank facility and to fund operations.

Logix also announced Matthew L. Asmus, Senior Vice President of Operations, has been named Executive Vice President and Chief Operating Officer. Mr. Asmus has been with the company since it acquired American Telco, Inc. in June 1998. William J. Hoffman, Jr., former President and Chief Operating Officer, has left the company to pursue other interests.

In addition, Geoffrey M. Boyd, Executive Vice President and Chief Financial Officer, has accepted a position as Chief Financial Officer of a competitive local exchange carrier based in Minneapolis, Minnesota. A replacement has not been announced.

Logix Communications is an integrated provider of information technology and telecommunications services to businesses throughout the southwest. Logix provides a comprehensive range of voice services, advanced data services, Internet services and customer premise equipment. Logix news and information are available at www.logixcom.com.
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THE INFORMATION CONTAINED IN THIS NEWS RELEASE INCLUDES CERTAIN
FORWARD-LOOKING STATEMENTS THAT ARE BASED UPON ASSUMPTIONS THAT IN THE FUTURE MAY PROVE NOT TO HAVE BEEN ACCURATE. THOSE STATEMENTS, AND THE BUSINESS AND PROSPECTS OF LOGIX ARE SUBJECT TO A NUMBER OF RISKS INCLUDING SUBSTANTIAL CAPITAL EXPENDITURES REQUIRED TO FUND ITS OPERATIONS AND ITS ABILITY TO IMPLEMENT AND CONTINUE ITS EXISTING AND NEW BUSINESS STRATEGIES. THESE AND OTHER RISKS ARE DESCRIBED IN DOCUMENTS AND REPORTS OF LOGIX THAT ARE AVAILABLE FROM THE SECURITIES AND EXCHANGE COMMISSION.